UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 10, 2013 (the “Effective Date”), Sentio Healthcare Properties, Inc. (the “Company”), and its operating partnership Sentio Healthcare Properties OP, L.P. (the “Partnership,” and together with the Company, the “Sentio Parties”), and Sentinel RE Investment Holdings LP (“Investor”), an affiliate of KKR & Co. L.P., entered into a Securities Purchase Agreement (the “Purchase Agreement”). Under the Purchase Agreement, the Sentio Parties may issue and sell to the Investor on a private placement basis from time to time over a period of two years, subject to the Investor’s option to extend the period for an additional year (the “Investment Period”), up to $150 million in aggregate issuance amount of shares of newly issued Series A Preferred Stock of the Company (the “Series A Preferred Shares”), newly issued Series C Preferred Stock of the Company (the “Series C Preferred Shares”) and newly issued Series B Convertible Preferred Units of the Partnership (the “Series B Preferred Units,” and together with the Series A Preferred Shares and the Series C Preferred Shares, the “Securities”). During the Investment Period, the Company may issue up to 1,000 shares of Series A Preferred Shares representing up to an aggregate issuance amount of $100,000 and the Partnership may issue Series B Preferred Units up to an aggregate issuance amount of $149.9 million. Subject to the receipt of stockholder approval for an amendment to the Company’s charter (described in further detail below), the Company may issue, in lieu of the Series A Preferred Shares, up to 1,000 shares of Series C Preferred Shares representing up to an aggregate issuance amount of $100,000. The Sentio Parties may issue the Securities to Investor pursuant to put exercise notices up to four times per year in an aggregate amount of up to $75 million per year during the Investment Period. Prior to the initial closing of a Put Exercise, the Company will be required to obtain certain consents and to file and cause to be made effective articles supplementary designating the terms and preferences of the Series A Preferred Shares (or the Series C Preferred Shares, if issuable at the time of the initial closing) in the form specified in the Purchase Agreement. The Company will also be required to cause the Partnership to amend its agreement of limited partnership in the form specified in the Purchase Agreement.

The obligation of Investor to purchase the Securities will be conditioned upon, among other things, the receipt of notice from the Sentio Parties (a “Put Exercise”) of the intention to sell a specified amount of Securities to the Investor to finance a proposed real estate acquisition. Subject to various conditions, the Investor will be obligated to purchase the Securities set forth in the Put Exercise if the proposed real estate acquisition is consistent with the acquisition criteria set forth in the Purchase Agreement (an “Approved Acquisition”); provided however, that Investor has the right to veto up to a total of three proposed Approved Acquisitions. Under certain conditions, the Purchase Agreement may be terminated by the Sentio Parties prior to the initial Put Exercise and upon payment of a termination fee. In conjunction with the execution of the Purchase Agreement, the Sentio Parties paid to Investor a transaction fee of $2 million and are obligated to reimburse the Investor for up to $1 million of its expenses incurred in connection with the Purchase Agreement. The Purchase Agreement contains customary representations and warranties, covenants, indemnification provisions, and conditions to the funding of Put Exercises for a transaction of this size and type. With limited exceptions, the Company and the Partnership are restricted from issuing securities other than in accordance with the Purchase Agreement while the put rights under the Purchase Agreement are in effect.

To the extent the minimum purchase obligation is not exercised during the term of the commitment, the Sentio Parties will be required to pay a premium to the Investor calculated and payable annually as 5% of the difference between $35 million and the amount drawn in each of the first two years of the commitment, and if the commitment is extended for a third year, 5% of the difference between the lesser of the remaining amount of the commitment and $50 million and the amount exercised. No put premium will be payable on the anniversary of a year in which Investor vetoed more than one Approved Acquisition.

The terms of the Purchase Agreement require the Company to propose to its stockholders at its 2013 annual stockholder meeting an amendment to its charter as specified in the Purchase Agreement (the “Charter Amendment”). If the Charter Amendment is approved by a majority of the Company’s stockholders at the Company’s 2013 annual stockholder meeting, the Company will file and cause to be made effective the Charter Amendment and articles supplementary designating the terms and preferences of the Series C Preferred Shares in the form specified in the Purchase Agreement. The Company will thereafter issue the Series C Preferred Shares to Investor in lieu of the Series A Preferred Shares and will exchange any outstanding shares of Series A Preferred Stock for shares of Series C Preferred Stock on a one-for-one basis. If the Charter Amendment is not approved at the 2013 annual meeting, the Company is required to repropose the Charter Amendment at subsequent annual meetings. The Purchase Agreement also requires the Company’s board of directors (the “Board”), effective 30 days following the Effective Date, to act to increase the size of the Board from seven to nine member and to fill the vacancies created thereby with two directors selected by the Investor. The Company will also, at Investor’s sole election, add one additional director (for a total of ten directors), which director will also be selected by the Investor.

Series A and Series C Preferred Shares

The Series A Preferred Shares and the Series C Preferred Shares, will rank senior to the Company’s common stock with respect to dividend rights and rights on liquidation. The holders of the Series A Preferred Shares and the Series C Preferred Shares will be entitled to receive dividends, as and if authorized by the Board out of funds legally available for that purpose, at an annual rate equal to 3%.

Additionally, the holders of the Series A Preferred Shares will have the right, as a class, (1) at any time the Board is comprised of nine or fewer directors and the Investor’s aggregate interest in the Company and the Partnership represents, considered on an as-converted basis, is less than 40% of the number of shares of the Company’s common stock then outstanding (such interest, the “Investor’s Proportionate Interest”), to elect a total of two members to the Board (including the directors elected pursuant to the Company’s obligations under the Purchase Agreement described above), (2) if the Board is comprised of ten or more directors and the Investor’s Proportionate Interest is less than 40%, to elect directors representing 30% of the Board, (3) If the Investor’s Proportionate Interest is 40% or more, but less than 50.01%, to elect directors representing 40% of the Board, and (5) If the Investor’s Percentage is 50.01% or more, to elect directors representing 60% of the Board. As a holder of Series A Preferred Shares, Investor will also have the right to (a) consent to any sale, merger, listing of stock, or other liquidation transaction proposed by the Sentio Parties before January 1, 2018; (b) consent to any other proposed action that requires stockholder approval, excluding the election of directors, if Investor’s Proportionate Interest, is equal to or greater than 30%; (c) require that the Series A Preferred Shares and Series B Preferred Units be repurchased by the Sentio Parties if a proposed merger, listing, or liquidation event is approved by the Company’s board of directors, but is not approved by the Company’s stockholders; and (d) require that the Series C Preferred Shares and Series B Preferred Units be repurchased by the Sentio Parties if a merger, listing, or liquidation event initiated by Investor after June 30, 2017 is not approved by the Company’s stockholders.

If issued, the holder of each Series C Preferred Share will have the right to one vote for each share of As-Converted Common Stock (defined below) held by such holder and its affiliates and with respect to such vote, such holder will have full voting rights and powers equal to the voting rights and powers of the holders of the Company’s common stock, and will be entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of common stock as a single class, with respect to any question upon which holders of common stock have the right to vote, with certain limited exceptions. “As-Converted Common Stock” means, as of any determination date and with respect to any holder, the number of shares of Common Stock then held by such holder and its affiliates after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into common stock.

Form of Amended Partnership Agreement

Prior to the first investment by Investor pursuant to the Purchase Agreement, the Company, HPC LP TRS, LLC and Investor will enter a Second Amended and Restated Limited Partnership Agreement of the Partnership (the “Amended Partnership Agreement”) in the form specified in the Purchase Agreement. The Amended Partnership Agreement will authorize the issuance of the Series B Preferred Units to Investor. The Series B Preferred Units will rank senior to the Partnership’s common units with respect to distribution rights and rights on liquidation. The Series B Preferred Units will receive cash distributions at an annual rate equal to 7.5% in preference to any distributions paid to common units. If the Partnership is unable to pay cash distributions, distributions will be paid in kind at an annual rate of 10%. After payment of the preferred distributions, additional distributions will be paid first to the common units until they have received an aggregate return of 7.5% per unit in annual distributions from the Effective Date, and thereafter to the common units and Series B Preferred Units pro rata. In the event of a liquidation of the Partnership, Investor would receive an amount equal to the greater of (a) the amount paid to acquire securities under the Purchase Agreement plus all accrued and unpaid distributions or (b) the amount Investor would be entitled to receive in the transaction if the Series B Preferred Units were converted into common units of the Partnership (excluding any unpaid distribution to holders of common units, to which the holders of common units alone are entitled).

Each Series B Preferred Unit will have an initial issuance value of $100.00 per unit and will be convertible into a number of common units of Partnership interest equal to the issuance value of such Series B Preferred Unit divided by the applicable conversion price as determined in accordance with the terms of the Amended Partnership Agreement. The initial conversion price is $10.02. Investor may exchange common units for shares of the Company’s common stock, at an initial exchange factor of 1 to 1, subject to proportional adjustment for stock splits, stock dividends, cash dividends, merger, recapitalizations and other similar events by the Company or the Partnership. The Investor may be limited in its ability to exchange common units to the extent that Investor’s ownership of common stock would not cause the Company to fail to qualify as a REIT under the Internal Revenue Code, as amended. The Partnership Agreement will require that the Company and the Partnership receive Investor’s consent before taking any of the following, and various other, actions: (1) declare bankruptcy, voluntarily dissolve, liquidate or wind up the Company, the Partnership or any of their subsidiaries, (2) effect any business combination transaction, acquisition, sale, or investment by or involving the Company or any of its subsidiaries that involves aggregate consideration of $1 million or more, except for Approved Acquisitions, for a five year period commencing upon the Effective Date; and (3) enter into any joint venture, partnership or similar arrangement which has a value or requires contributions in excess of $1 million, other than joint ventures or other arrangements in conjunction with Approved Acquisitions, for a five year period commencing upon the Effective Date. However, the Company and the Partnership may initiate any of the transactions set forth above before five years have elapsed if the Partnership elects to redeem Investor’s outstanding Series B Preferred Units at a redemption price, at the Investor’s option of either (A) an aggregate amount that would constitute the greater of (1) at least a 20% internal rate of return on Investor’s invested capital, (2) the amount of Investor’s invested capital multiplied by 1.5, or (3) the amount of Investor’s invested capital plus $15 million, or (B) (i) an amount that would constitute the greater of (x) at least a 12% internal rate of return on Investor’s invested capital (y) the amount of Investor’s invested capital multiplied by 1.35, or (z) the amount of Investor’s invested capital plus $10 million, plus (ii) a 10-year warrant to purchase from time to time the number of shares of the Company’s common stock underlying the outstanding Series B Preferred Units at the time of the redemption.

Investor Rights Agreement

On the Effective Date, the Company, the Partnership, and Investor entered into an Investor Rights Agreement (the “Investor Rights Agreement”) that provides Investor, its affiliates and their respective permitted transferees with certain rights as a holder of Series A Preferred Shares, Series C Preferred Shares, and Series B Preferred Units. More specifically, the Investor Rights Agreement provides such holders with preemptive rights to participate in future equity issuances by the Company, subject to customary exceptions. Additionally, the Investor Rights Agreement contains certain significant minority protections that, among other things, require the holders’ consent before taking any of the following actions: (1) redeem or repurchase any equity security junior to the Series A Preferred Shares, Series C Preferred Shares or Series B Preferred Units; (2) enter into a material transaction with an affiliate; (3) declare, pay or set aside for payment any extraordinary dividend on the Company’s common stock, except in connection with a sale of the Sentio Parties pursuant to the terms of the Investor Rights Agreement (however, this limitation does not prevent the Company from paying regular quarterly distributions on its shares of common stock such that those shares receive up to a 7.5% cumulative annual return commencing from the Effective Date); (4) effect any recapitalization, stock split, share exchange or non-pro rata distribution with respect to the capital stock of the Company or any of its subsidiaries; and (5) increase the size of the Company’s board of directors unless such increase results in a pro-rata increase in the number of directors selected by the holders. Under the Investor Rights Agreement, the Sentio Parties are also prohibited from incurring indebtedness other than property-level mortgage refinancing, provided that (a) the resulting mortgage debt for a property will not exceed 60% of the loan to value of such property, (b) the resulting mortgage debt will not cause the Company’s overall leverage to exceed 60% loan to value, and (c) the resulting mortgage debt will not have recourse (other than bad boy carve-outs) to any entity or asset other than the specific property securing the mortgage (except recourse is permitted if it is on a short-term basis). The Company may, however, incur indebtedness in connection with the acquisition of Approved Acquisitions under the Purchase Agreement. The Investor Rights Agreement contains customary covenants for a transaction of this type, including a covenant that requires the Company to provide certain financial information to Investor on a regular basis so long as Investor holds $20 million or more in liquidation price of Series B Preferred Units.

The Investor Rights Agreement includes standstill provisions prohibiting the Investor from acquiring additional securities of the Company or the Partnership other than in accordance with the to the Purchase Agreement (subject to the pre-emptive rights described above) until three years after the Effective Date. The Investor Rights Agreement contains customary registration rights requiring the Company to register the shares of Series A Preferred Shares, Series C Preferred Shares and common stock held by Investor as a result of exchange of its Series B Preferred Units, for resale to the public from time to time, in defined circumstances and within defined deadlines as set forth in the Investor Rights Agreement. The Company is also required, upon demand by the Investor in accordance with the Investor Rights Agreement, to register one or more primary offerings of newly issued common stock and to use the proceeds from such offering to redeem partnership units held by the Investor. Beginning on July 1, 2017, Investor, at its sole option, will have the ability to cause the Sentio Parties to initiate a listing of the Company’s common stock, a sale of the Company, or a process to sell all or substantially all of the Sentio Parties’ assets (the “Liquidity Right”). Upon receiving notice from Investor of its election to exercise the Liquidity Right, the Company will use commercially reasonable efforts to execute such an event. In the event that Investor elects to cause the Company to initiate a liquidation event and either (i) the Board does not approve such liquidation event or (ii) the Company’s stockholders reject the liquidation event proposed by the Board, the Company will be required to redeem the Series A Preferred Shares or Series C Preferred Shares held by Investor at a price equal to the amount Investor would have received had the liquidation event taken place. However, if the Company lists its common stock in accordance with certain criteria (a “Qualified Listing”) prior to the exercise of the Liquidity Right, the Board may elect within a 60 day period following such Qualified Listing to terminate the Liquidity Right, provided that in connection with such termination, the Company will redeem, and cause the Partnership to redeem, all of the outstanding Preferred Shares and Series B Convertible Preferred Units held by the Investor and its Affiliates on the later to occur of (i) the sixth anniversary of the Effective Date and (ii) the third anniversary of the first trading day of the Qualified Listing, for a redemption price in cash equal to the applicable liquidation preference thereof (as defined in the applicable articles supplementary or the Amended Partnership Agreement) together with any accrued and unpaid dividends or distributions thereon. Notwithstanding the foregoing, if, following any Qualified Listing and prior to the date of the redemption, the Company fails to maintain the listing continuously, the Liquidity Right will be immediately reinstated on the same terms as described above. On and after delivery of notice of the exercise of the Investor Liquidity Right to cause a listing, the Investor will no longer have any right to subsequently exercise the Investor Liquidity Right; provided that, the Investor Liquidity Right will be immediately reinstated if (i) if the listing demanded is not consummated within the 90 day period following the exercise and the Investor directs the Company in writing to abandon the proposed listing or (ii) the Company fails to maintain continuously the listing.

Transition to Internal Management Agreement

On the Effective Date, the Company, the Partnership, the Investor, and our advisor, Sentio Investments, LLC (the “Advisor”) entered into the Transition to Internal Management Agreement (the “Transition Agreement”). The Transition Agreement provides, following the satisfaction of certain conditions, for the amendment of the advisory agreement between the Company and the Advisor (the “Advisory Agreement”) and sets forth the terms for a transition to an internal management structure for the Company. The Transition Agreement was approved by the Company’s Board of Directors and the Independent Directors Committee. The Independent Directors Committee was advised in connection with the Transition Agreement and the other transactions contemplated by the Purchase Agreement by independent financial adviser Robert A. Stanger & Co., Inc.

The Transition Agreement requires that, unless the parties agree otherwise or certain third party consents cannot be obtained in time, the existing external advisory structure will remain in place upon substantially the same terms as currently in effect for a period of two years from the Effective Date, upon which time the advisory function will be internalized in accordance with procedures set forth in the Transition Agreement. Under certain circumstances, the external advisory structure could be retained for up to four years from the Effective Date, subject to annual renewals of the Advisory Agreement in accordance with the requirements of the Company’s governing documents, at the end of which time the advisory function will be internalized in accordance with the Transition Agreement.

The Transition Agreement limits the amount of the fees currently payable under the Advisory Agreement. Specifically notwithstanding the provisions of the Advisory Agreement, acquisition fees, financing coordination fees, asset management fees, property management and leasing fees, and disposition fees payable under the Advisory Agreement will be limited to (1) $3.2 million plus an excess amount of $3.2 million (the “Excess Amount”) during the one-year period from the Effective Date, and (2) $3.2 million plus any remaining portion of the Excess Amount during the period from the first to the second anniversary of the Effective Date. The maximum aggregate amount of such fees payable to the Advisor during this period under the caps will be $9.6 million (the “Maximum Fee Amount”). In addition, in the event the existing external advisory structure is extended a third or a fourth year following the Effective Date, similar limits will apply to the aggregate fees the Advisor can earn during those periods, subject to proration if an Internalization occurs during the course of the third or fourth term (the “Maximum Extension Fee Amount”).

Upon the satisfaction of certain conditions, the Transition Agreement will effect amendments to the Advisory Agreement to modify the terms of the subordinated incentive fees to which the Advisor may be entitled under certain circumstances. Specifically, in lieu of subordinated cash fees that the Advisor could be entitled to in certain circumstances under the current Advisory Agreement, the amendments convert a substantial portion of these amounts (i) to be payable in common stock, (ii) to be calculated based only upon returns on shares of common stock outstanding prior to the Effective Date, and (iii) to be determined and paid upon the third anniversary of the Effective Date (or, if the Internalization is delayed, upon the first anniversary of the Internalization).

Upon the internalization date established pursuant to the Transition Agreement, the Company will effect the acquisition of all of the Advisor’s assets that are reasonably necessary for the management and operation of the Company’s business (an “Internalization”). If the Internalization occurs immediately following the second anniversary of the Effective Date, then the consideration payable to the Advisor upon Internalization will be any remaining portion of the Maximum Fee Amount, if any, not previously paid to the Advisor. If the Internalization Date is delayed under certain circumstances and the Internalization occurs during the third or the fourth year following the Effective Date, then the consideration payable to the advisor upon Internalization will be the remaining portion of the Maximum Fee Amount and Maximum Extension Fee Amount, if any, not previously paid to the Advisor (subject to proration for a partial term). On or prior to the Internalization Date, the Advisor will facilitate the Company’s efforts to hire the employees of the Advisor. With the exception of certain key persons the Company will be required to enter into employment agreements based upon market terms established in consultation with an independent compensation consultant. The Investor will have the right to consent to the Company’s hiring of all key personnel.

The foregoing summary descriptions of the Purchase Agreement (including the terms of the Series A and Series C Preferred Shares and the Form of Amended Partnership Agreement), the Investor Rights Agreement and the Transition to Internal Management Agreement are qualified in their entirety by reference to the definitive agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The consummation of any purchase and sale of securities contemplated by the Purchase Agreement is expected to be made pursuant to a private placement exemption from registration provide by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, pursuant to the terms of the Purchase Agreement described under Item 1.01 above, our Board of Directors resolved unanimously, effective March 12, 2013 if the Purchase Agreement is in effect at that time, to increase the size of the Board of Directors from seven to nine members, and to elect Mr. Daniel A. Decker and Mr. Billy Butcher to fill the resulting vacancies. The Board of Directors also appointed Mr. Decker and Mr. Butcher to serve as members of the Investment Committee of the Board of Directors, with such appointment to be effective concurrently with their appointment to the Board of Directors. The Company will supplement this disclosure as appropriate if and when Mr. Decker and Mr. Butcher join the Board of Directors.

Item 8.01.	Other Information

This report is being filed in respect of the transactions described above under Item 1.01. The Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the Charter Amendment proposed in connection with the transactions. The Company also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such proposed Charter Amendment when they become available, because they will contain important information.

Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.sentiohealthcareproperties.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Sentio Healthcare Properties, Inc., 189 South Orange Ave, Suite 1700 Orlando, FL 32801.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on March 23, 2012. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction when they become available. These documents are available free of charge on the SEC’s website and from the Company using the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement
10.2	Investor Rights Agreement
10.3	Transition to Internal Management Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: February 12, 2013	By:	/s/ Sharon C. Kaiser
Sharon Kaiser,
Chief Financial Officer